SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                (Amendment No. 2)

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):                 April 3, 2003



                      FRONTLINE COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                     001-15673                13-3950283
(State or other jurisdiction of        (Commission           (I.R.S. Employer
        incorporation)                 File Number)          Identification No.)



             One Blue Hill Plaza, Pearl River, New York        10965
               (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code:    (845) 623-8553



           Former name or former address, if changed since last report

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     The following financial statements and pro forma financial information omitted from the Company's Reports on Form 8-K for the event dated April 3, 2003 filed with the Commission on April 18, 2003 and May 6, 2003 in reliance upon instructions 7(a) (4) and 7(b)(2) of Form 8-K, are filed herewith.


     (a)  Financial Statements of Business Acquired.

          Financial Statements of Proyecciones y Ventas Organizadas, S.A. de C.V, as of December 31, 2002 and 2001.

          (i)  Report of Independent Auditors.

          (ii) Financial Statements as of December 31, 2002 and 2001 and for the years ended December 31, 2002 and 2001.


     (b)  Pro Forma Financial Information.

          Unaudited  Pro Forma  Condensed  Combined  Financial  Information  for
          Proyecciones  y  Ventas   Organizadas,   S.A.  de  C.V  and  Frontline
          Communications Corporation .

          (i)  Introduction
          (ii) Pro Forma Combined Balance Sheet as of December 31, 2002
          (iii)Pro Forma Combined Statements of Operations for the year ended December 31, 2002
          (iv) Notes to Pro Forma Combined Statements of Operations

     (c)  Exhibits

          Reference is made to exhibits previously filed with the Securities and Exchange Commission, as Exhibits to the Company's Reports on Form 8-K filed with the Commission on April 18, 2003 and May 6, 2003.

                                   Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


          Dated:  June 17, 2003

                             By: /s/ Vasan Thatham
                                ------------------
                                 Vasan Thatham
                                 Principal Financial Officer and Vice President

                              PROYECCIONES Y VENTAS
                           ORGANIZADAS, S.A. DE C.V.
                            AND AFFILIATED COMPANIES





                                 -----------------------------------------------
                                                   Combined Financial Statements
                                          Years Ended December 31, 2002 and 2001

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES


                                                                        CONTENTS


--------------------------------------------------------------------------------




REPORT OF INDEPENDENT AUDITORS                                               3-4

COMBINED FINANCIAL STATEMENTS:

  Balance Sheets as of December 31, 2002 and 2001                            5-6

  Statements of Operations for the years ended December 31, 2002 and 2001      7

  Statements of Shareholders' Equity and Comprehensive Income
     for the years ended December 31, 2002 and 2001                            8

  Statements of Cash Flows for the years ended December 31, 2002 and 2001   9-10

  Notes to Combined Financial Statements                                   11-27

REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders of Proyecciones y Ventas Organizadas, S.A. de C.V.
   and Affiliated Companies

We have audited the accompanying combined balance sheets of Proyecciones y Ventas Organizadas, S. A. de C. V. and affiliated companies as of December 31, 2002 and 2001 and the related combined statements of operations, shareholders' equity and comprehensive income and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We did not audit the financial statements of one of the Company's unconsolidated subsidiaries, which statements reflect total assets of $1,488,000 as of December 31, 2001, and total revenues of $5,921,000 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such subsidiary, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 11, on April 3, 2003, all of the Company's issued and outstanding common stock was acquired by an unrelated entity in a transaction treated as a reverse acquisition, pursuant to which the Company will be the acquiror for financial reporting purposes.

In our opinion, based on our audits and the report of other auditors, the combined statements referred to above present fairly, in all material respects, the combined financial position of Proyecciones y Ventas Organizadas, S. A. de
C. V. and affiliated companies, at December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



/s/ BDO International



Mexico City, Mexico


May 30, 2003,
except for Note 11
which is dated June 2, 2003.

================================================================================


December 31,                                                                         2002                    2001
--------------------------------------------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:

Cash                                                                     $      293,594          $      648,334

Accounts receivable:
      Trade, net of allowance for doubtful accounts of $252,470 and
         $280,417, respectively                                               8,170,269              11,093,610
      Related parties (Note 7)                                                1,124,340               1,796,557
      Other                                                                     184,242                  76,208
--------------------------------------------------------------------------------------------------------------------

Total accounts receivable                                                     9,478,851              12,966,375

Value-added tax recoverable                                                     635,276                 429,575

Inventory                                                                     2,273,682               2,642,799

Prepaid expenses                                                                636,398                 452,914

Real estate held for sale (Note 2)                                            3,724,145                       -
--------------------------------------------------------------------------------------------------------------------

Total current assets                                                         17,041,946              17,139,997

REAL ESTATE HELD FOR SALE (Notes 2 and 5)                                       422,566                 422,566

INVESTMENT IN UNCONSOLIDATED SUBSIDIARY (Note 3)                                      -                 187,203

PROPERTY AND EQUIPMENT, net (Note 4)                                            632,472                 632,108

DEFERRED INCOME TAXES (Note 9)                                                  260,883                 254,507

OTHER ASSETS                                                                    170,319                  28,983
--------------------------------------------------------------------------------------------------------------------


                                                                         $   18,528,186          $   18,665,364
--------------------------------------------------------------------------------------------------------------------

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                                         COMBINED BALANCE SHEETS

================================================================================



December 31,                                                                         2002                    2001
--------------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities of long-term debt (Note 6)                         $      562,424          $    1,093,817
   Payable under supplier credit facility (Note 5)                            9,678,012              10,805,631
   Related parties (Note 7)                                                   1,114,197                 598,083
   Accounts payable and accrued expenses                                        220,219                 481,570
   Income taxes payable                                                         165,379                 114,330
   Deferred income taxes (Note 9)                                               706,261                 781,085
--------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                    12,446,492              13,874,516

LONG-TERM DEBT, less current maturities (Note 6)                              1,376,970               1,203,198
Payable under supplier credit facility,
   less current portion (Note 5)                                              2,171,715               1,487,153
--------------------------------------------------------------------------------------------------------------------

Total liabilities                                                            15,995,177              16,564,867

Minority interest                                                                92,556                 (56,493)
--------------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Note 10)

SHAREHOLDERS' EQUITY (Note 8)
     Capital stock                                                            1,058,309               1,058,309
     Retained earnings                                                        1,527,028               1,114,274
     Accumulated other comprehensive loss, net of taxes                        (144,884)                (15,593)
--------------------------------------------------------------------------------------------------------------------

Total shareholders' equity                                                    2,440,453               2,156,990
--------------------------------------------------------------------------------------------------------------------


                                                                         $   18,528,186        $     18,665,364
--------------------------------------------------------------------------------------------------------------------
                                          The accompanying notes are an integral part of these financial statements.

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                               COMBINED STATEMENTS OF OPERATIONS

================================================================================


For the years ended December 31,                                                       2002                  2001
---------------------------------------------------------------------------------------------------------------------

REVENUE                                                                  $      101,550,659     $    119,766,884

COST OF REVENUE                                                                  96,866,869          115,100,882
---------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                                                      4,683,790            4,666,002

OPERATING COSTS AND EXPENSES:
   Selling                                                                          657,993              884,032
   General and administrative                                                     2,980,585            3,268,131
   Depreciation and amortization                                                     86,425               70,410
---------------------------------------------------------------------------------------------------------------------

Total operating costs and expenses                                                3,675,003            4,222,573
---------------------------------------------------------------------------------------------------------------------

OPERATING INCOME                                                                  1,008,787              443,429

INTEREST INCOME                                                                     (97,256)            (244,549)

INTEREST EXPENSE                                                                    419,345              448,584

OTHER (INCOME) EXPENSES, net                                                        (69,881)            (485,605)
---------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAX, EARNINGS OF UNCONSOLIDATED SUBSIDIARY
   COMPANY AND MINORITY INTEREST                                                    756,579              724,999

INCOME TAXES (Note 9)                                                               148,395              291,065
---------------------------------------------------------------------------------------------------------------------

INCOME BEFORE MINORITY INTEREST                                                     608,184              433,934

EQUITY IN , EARNINGS OF UNCONSOLIDATED SUBSIDIARY                                         -              129,976

MINORITY INTEREST                                                                  (149,280)              20,771
---------------------------------------------------------------------------------------------------------------------

NET INCOME                                                               $          458,904     $        584,681
---------------------------------------------------------------------------------------------------------------------
                                          The accompanying notes are an integral part of these financial statements.

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                     COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

================================================================================


                                          Common Stock            Retained            Cumulative            Total
                                                                                     Translation
                                                                  Earnings            Adjustment
--------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 2000            $        800,363    $        663,718  $            (61,873)  $    1,402,208

Cash contributions to capital
    stock                                      123,821                   -                     -          123,821

Stock dividend                                 134,125            (134,125)                    -                -

Net income                                           -             584,681                     -          584,681
Translation gain (loss), net
of tax                                               -                   -                46,280           46,280
--------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 2001                   1,058,309           1,114,274               (15,593)       2,156,990

Non-Cash Distribution to the majority
shareholder (Note 3)                                 -             (46,150)                    -          (46,150)

Net income                                           -             458,904                     -          458,904
Translation gain (loss), net
of tax                                               -                   -              (129,291)        (129,291)
--------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 2002            $      1,058,309    $      1,527,008  $           (144,884)  $    2,440,453
====================================================================================================================


                                                                      COMBINED STATEMENTS OF COMPREHENSIVE INCOME
--------------------------------------------------------------------------------------------------------------------

For the years ended December 31,                                                       2002                2001
--------------------------------------------------------------------------------------------------------------------

Net income                                                               $          458,904     $         584,681
Comprehensive income (loss):
     Translation gain (loss), net of taxes                                         (129,291)               46,280
--------------------------------------------------------------------------------------------------------------------

Total comprehensive income                                               $          329,613     $         630,961
--------------------------------------------------------------------------------------------------------------------
                                          The accompanying notes are an integral part of these financial statements.

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                               COMBINED STATEMENTS OF CASH FLOWS

================================================================================

                           Increase (Decrease) in Cash

Years Ended December 31,                                                                     2002            2001
--------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                     $      458,904  $      584,681
     Adjustments to reconcile net income to cash provided by operating activities:
         Minority interest                                                                149,280         (20,771)
         Net cash distribution to the majority shareholder                                (46,382)              -
         Depreciation and amortization                                                     86,425          70,410
         Bad debt expense                                                                  16,388          72,618
         Deferred income taxes                                                            (81,200)         50,196

CHANGES IN OPERATING ASSETS AND LIABILITIES:
    Accounts receivable                                                                 2,083,717      (2,033,552)
    Value-added tax recoverable                                                          (205,701)       (144,308)
    Inventory                                                                             369,117         492,852
    Prepaid expenses                                                                     (183,487)        (27,945)
    Accounts payable and accrued expenses                                              (1,894,746)        577,555
    Income taxes payable                                                                   51,049          47,660
--------------------------------------------------------------------------------------------------------------------

Net cash provided by (used in) operating activities                                       849,746        (460,580)
--------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of property and equipment                                                 (86,801)        (29,698)
    Other assets                                                                         (141,334)            103
--------------------------------------------------------------------------------------------------------------------

Net cash (used in) provided by investing activities                                      (228,008)        (29,595)
--------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from note payable, net                                                             -         682,374
    Capital contribution                                                                        -         123,821
    Net cash distribution to the majority shareholder                                     (46,382)              -
    Payments of long-term debt                                                           (857,748)              -
    Supplier credit facility                                                             (443,057)       (114,229)
--------------------------------------------------------------------------------------------------------------------

Net cash (used in) provided by financing activities                                      (847,187)        691,966
Effects of changes in foreign currency exchange rate changes on cash                     (129,291)         46,510
--------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash                                                          (354,740)        248,301
Cash, beginning of year                                                                   648,334         400,033
--------------------------------------------------------------------------------------------------------------------
Cash, end of year                                                                         293,594         648,334

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                               COMBINED STATEMENTS OF CASH FLOWS

================================================================================



Years Ended December 31,                                                                     2002            2001
--------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL CASH FLOW DATA:
    Interest paid                                                                         301,194         361,087
    Income tax paid                                                                        29,692         246,101
--------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING ACTIVITIES -                        $    1,915,300  $            -
Assignment of receivable collection rights to related party
Acquisition of properties in settlement of trade accounts receivable                    3,724,145               -
Deemed distribution to majority shareholder through sale of unconsolidated
subsidiary for consideration less than carrying value                                      46,150               -
--------------------------------------------------------------------------------------------------------------------
                                 The accompanying notes are an integral part of these combined financial statements.

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================


1. SUMMARY OF              Nature of Operations & Basis of Presentation
   SIGNIFICANT
   ACCOUNTING POLICIES     Proyecciones  y  Ventas  Organizadas,  S.A.  de  C.V.
                           (collectively  with  its  affiliated  companies,  the
                           "Company" or "Provo") is engaged in the  distribution
                           of   prepaid   public   telephone   cards  in  Mexico
                           ("LADATEL",   "TELCEL  Amigo"  and   "Multifon")  for
                           Telefonos de Mexico,  S.A.  ("TELMEX") and Radiomovil
                           Dipsa,   S.A.   de   C.V.    ("TELCEL"),    telephone
                           communications companies operating in Mexico. The combined financial statements include the accounts of the following Mexican companies under common control:

                           Proyecciones y Ventas Organizadas, S.A. de C.V.,
                             ("Provo")
                           Proyecciones y Ventas Organizadas del DF, S.A.
                             de C.V., ("ProvoDF")
                           Proyecciones y Ventas Organizadas de Occidente, S.A.
                             de C.V., ("ProvoC")
                           FS Provo, S.A. de C.V., ("FSProvo")
                           PTL Administradora, S.A. de C.V., ("PTLA")
                           TILGO, S.A. de C.V., ("TILGO")
                           Commercializadora TARNOR, S.A. de C.V. ("TARNOR")

                           The combined financial statements of these commonly and majority-owned entities were prepared on this basis to reflect their combined financial position and results of operations as an integrated in a group, since each entity is engaged in the distribution of prepaid public telephone cards in different regions of Mexico.

                           Intercompany balances and transactions have been eliminated in the combination.

                           In March 2003, the common controlling shareholders sold their shares in ProvoDF, ProvoC, FSProvo, PTLA, TILGO and TARNOR to Provo, formally integrating all operations into a single entity.

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================

                           Management's estimates and assumptions


                           The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The actual results could differ from those estimates.

                           Allowance for Doubtful Accounts


                           The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required.

                           The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customer's credit could have a material effect on the Company's results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

                           Inventory


                           Inventory consists of prepaid phone cards purchased for resale. Inventory is valued at the lower of cost ("first-in, first-out") or market.

                           Real estate held for sale


                           These real estate properties represent non-operating assets, purchased or acquired in settlement of trade accounts receivable, and are valued at the lower of cost or market (See Note 2).

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================

                           Property and equipment

                           Property and equipment is stated at cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method. The Company records impairments to property and equipment when it becomes probable that the carrying values of the assets will not be fully recovered over their estimated lives. Impairments are recorded to reduce the carrying value of the assets to their estimated fair values determined by the Company based on facts and circumstances in existence at the time of the determination, estimates of probable future economic conditions and other information. No impairment adjustments were required for the two years ended December 31, 2002.

                           Foreign currency translation

                           The Company has  determined  that the Mexican Peso is
                           the functional currency. Assets and liabilities denominated in the Mexican Peso are translated into US. Dollars at the rates in effect at the balance sheet date. Revenues and expenses are translated at average rates for the year. The net exchange differences resulting from these translations are recorded as a separate component of shareholders' equity, accumulated other comprehensive income, which is excluded from net income.

                           Fair Market Value of Financial Instruments

                           The Company's financial instruments consist of accounts receivable, notes payable and long-term debt. The carrying value of accounts receivable approximates market value because of their short term maturity and because the carrying value reflects a reasonable estimate of losses for uncollectible accounts. The carrying value of notes payable and long-term debt approximates market value as the interest rates on substantially all of the Company's borrowings are adjusted regularly to reflect current market rates.

                           Revenue recognition

                           Revenues from the sale of prepaid phone cards are recorded when the phone cards are delivered to the purchaser.

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================

                           Income taxes

                           Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets to the extent realization is not judged to be more likely than not.

                           New accounting pronouncements


                           In August 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment of Long-Lived Assets." This statement superceded SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations
                           - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", ("APB No. 30") for the disposal of a segment of a business. The Statement was required to be adopted by the Company during 2002. The adoption of SFAS No. 144 did not have a material effect on the Company's financial statements.

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================

                           In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS 145"). SFAS 145 prohibits the classification of gains or losses from debt extinguishments as extraordinary items unless the criteria outlined in APB No. 30, are met. SFAS 145 also eliminates an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS 145 is effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. The Company intends to adopt the provisions of SFAS 145 effective January 1, 2003 and does not expect this pronouncement to have a material effect on its financial position or results of operations.

                           In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 replaces Emerging Issues Task Force (EITF) Issue 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity". This standard requires recognition of costs associated with exit or disposal activities as they are incurred, rather than at the date of commitment to an exit or disposal plan. This statement is effective for exit or disposal activities that are initiated after December 31, 2002. The Company's management believes that the adoption of this standard will not have a material effect on the Company's financial statements.

                           In November 2002, the FASB issued FIN No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". The interpretation requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken by issuing the guarantee. FIN No. 45 also requires additional disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees it has issued. The accounting requirements for the initial recognition of guarantees are applicable on a prospective basis for guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for all guarantees outstanding, regardless of when they were issued or modified, during the first quarter of fiscal 2003. The adoption of FIN No. 45 did not have a material effect of the accompanying financial statements.

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================


                           In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51". This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The Interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. The adoption of this Interpretation did not have a material effect on the Company's financial statements.

2. REAL ESTATE HELD FOR    The Company  has  purchased  or obtained  real estate
   SALE                    properties as part of  settlements  reached with some
                           of  its  customers.   These   properties   have  been
                           classified  as   short-term   or  long-term   assets,
                           depending on the Company's plans for their sale or disposition. As of December 31, 2002 and 2001, these investments are as follows:

                                                                                2002                2001
                           --------------------------------------------------------------------------------
                           Short term:
                               Los Cabos Properties                  $       728,521    $              -
                               La Providencia Ranch                        2,995,624                   -
                           --------------------------------------------------------------------------------
                           Total short-term                                3,724,145                   -

                           Long-term
                               San Gabriel Ranch                             422,566             422,566
                           --------------------------------------------------------------------------------

                           Total                                     $     4,146,711    $        422,566
                           --------------------------------------------------------------------------------

                           A description of each real estate transaction is as follows:

                           o On September 28, 2000, the Company purchased from a non-related party the San Gabriel rustic property located in Ciudad del Maiz county State of San Luis Potosi, Mexico, for $422,566 (4,000,000 Mexican Pesos).

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================

                           o On April 24, 2002, the Company reached an agreement of receipt for partial payment with a customer in which Provo received three condominiums, a residence and 12 land lots located in a tourist development
                                    section   in  Los   Cabos,   State  of  Baja
                                    California Sur, Mexico, in settlement of $728,521 (8,700,000 Mexican Pesos) of the total indebtedness 12,980,000 Mexican Pesos.
                                    The Company has provided an allowance for bad debts for the balance of the amount owed by the customer.

                           o On December 12, 2002, the Company reached a settlement for payment in full with another customer in which, Provo received real estate property, "Rancho la Providencia" located in Coatepec, State of Mexico, Mexico, as payment of the customer's indebtedness of $173,884 (1,793,177 Mexican Pesos) to Provo.

                                    This  agreement also involved the settlement
                                    with the customer of other  indebtedness  to
                                    Mr.  Ventura   Martinez  del  Rio,   Provo's
                                    majority    shareholder    for    $1,086,061
                                    (11,200,000 Mexican Pesos), and amounts owed
                                    to  various  other  companies  owned  by Mr.
                                    Martinez del Rio, not part of the  combining
                                    companies  totaling  $1,688,138  (15,587,754
                                    Mexican pesos. (See Note 6).

                                    The total amount of the transaction with the customer, was $2,995,624 (30,402,000 Mexican
                                    Pesos).

3. INVESTMENT IN ASSOCIATED         Equity   in   Earnings   of   Unconsolidated
   COMPANY                          Subsidiary

                                    During the year  ended  December  31,  2001,
                                    until   divestiture  in  January  2002,  the
                                    Company  owned a 50% interest in  Provoloto,
                                    S.A. de C.V., a lottery  company  controlled
                                    by   Provo's   majority   shareholder.   The
                                    investment  was  accounted for on the equity
                                    method of  accounting  as  Provo's  majority
                                    shareholder,  not Provo,  exercised  control
                                    over the  operations  of  Provoloto.  During
                                    2001, the Company  recorded  $129,976 equity
                                    in the earnings of  Provoloto,  representing
                                    its percentage  interest in the  Provoloto's
                                    total earnings. As of December 31, 2001, the
                                    Company's   investment   in  Provoloto   was
                                    $187,203,     representing    its    initial
                                    investment  plus  its  share  of  cumulative
                                    Provoloto earnings.

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================


                                    In January 2002, the Company's investment in
                                    Provoloto  was  transferred  to its majority
                                    shareholder   for  cash   consideration   of
                                    $141,053.  In connection with this transfer,
                                    the   difference   between   the   Company's
                                    investment and cash  consideration  received
                                    was  treated  as  a   distribution   to  the
                                    majority shareholder of $46,150. Subsequent to the divestiture of Provoloto, the Company has no ongoing involvement with Provoloto, its lottery operations or commitments for its future obligations.

                                    The financial statements of Provoloto, from which the above amounts were derived, were audited by other auditors whose reports have been furnished to us. Our opinion, insofar as it relates to the amounts included for Provoloto, is based solely on the reports of the other auditors.

4. PROPERTY AND EQUIPMENT           Major  classes of property and  equipment at
                                    December 31, together with their estimated useful lives, consisted of the following:

                                                                                                           Useful
                                                                                                             Life
                                                                                2002             2001     (Years)
                                                                         ------------  --------------- -----------
                                    Land                                    $151,320        $ 151,320           -
                                    Building                                 306,102          296,881          20
                                    Office furniture and equipment           168,538          166,617          10
                                    Transportation equipment                 135,016           66,385           4
                                    Computer equipment                       103,158           96,258           3
                                    ------------------------------------------------------------------
                                                                             864,134          777,461
                                    Less accumulated depreciation           (231,662)        (145,353)
                                    ------------------------------------------------------------------
                                    Net property and equipment              $632,472        $ 632,108
                                    ------------------------------------------------------------------

                                    On March 10, 2003, as part of the settlement agreement with Telmex (See Note 5), the Company transferred its ownership in its corporate headquarters in Mexico City to Telmex for $667,445 liquidation of amounts owed to Telmex.

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================


5. PAYABLE UNDER SUPPLIER           The average  discount Provo receives related
   CREDIT FACILITY                  to  purchases  of minutes  from Telmex using
                                    credit is approximately 10.8% (credit-based discounts for 30-, 50- and 100-peso cards range from 10.0% to 12.0%). This compares to an average discount rate of approximately
                                    13.8% related to purchases of minutes paid for entirely with cash (cash-based discounts for 30-, 50- and 100-pesos cards range from 13.0% to 15.2%).

                                    Provo has  relied on Telmex to  finance  its
                                    inventory  purchases,  with a line of credit
                                    of  approximately  $12,315,000  (127,000,000
                                    Mexican   Pesos).    Various   non-operating
                                    properties owned by Provo, properties owned by the majority shareholder's family and properties of related parties, have been pledged to guarantee Provo's credit line with Telmex. As of December 31, 2002 and 2001, the outstanding balance with Telmex is as follows:

                                                                                2002              2001
                                    --------------------------------------------------------------------
                                    Accounts payable                      $4,061,857      $ 10,062,054
                                    Shot-term financing                    3,878,788                 -
                                    Long-term financing                    3,909,082         2,230,730
                                    --------------------------------------------------------------------
                                                                          11,849,727        12,292,784
                                    Less long-term maturities             (2,606,055)       (1,487,153)
                                    --------------------------------------------------------------------
                                    Total short-term                      $9,243,672      $ 10,805,631
                                    --------------------------------------------------------------------

                                    On  December  7,  2001,   Provo  reached  an
                                    agreement   with  Telmex,   to   restructure
                                    $2,756,921 (25,204,600 Mexican Pesos) of its
                                    total indebtedness. This agreement included the following terms:

                                    1.       Telmex agreed to pay Provo a fee of
                                             $526,191  (4,810,600 Mexican Pesos)
                                             in   consideration    for   Provo's
                                             assignment   of  the   distribution
                                             rights    to    certain    of   its
                                             distributors  directly  to  Telmex,
                                             subject  to  compliance   with  the
                                             payment  terms  referred to in this
                                             agreement, as described below. This
                                             fee was used to offset  against the
                                             payable to Telmex.

                                    2.       The    financing   of    $2,230,730
                                             (20,394,000   Mexican   Pesos)   is
                                             payable   in   36   equal   monthly
                                             payments,   commencing  January  7,
                                             2002,  with a  final  due  date  on
                                             December 7, 2004.

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================

                                    3.       The abovementioned  financing bears
                                             interest at an annual variable rate
                                             under   the    Mexican    Interbank
                                             Equilibrium Rate ("TIIE") times 1.3
                                             on the outstanding balance, payable
                                             monthly.

                                    4.       This  financing  is  collateralized
                                             with the San Gabriel Ranch property
                                             described in Note 2.

                                    5.       Should  Provo  default on  payment,
                                             the outstanding  balance would bear
                                             default interest at TIIE times 2.5.
                                             In the event of  default  by Provo,
                                             Telmex   also  has  the   right  to
                                             accelerate   full  payment  of  the
                                             outstanding balance.

                                    On March 10, 2003, Provo entered into a new settlement agreement with Telmex, the terms of which are described below:

                                    (1)      Transfer   of   Provo's   corporate
                                             headquarters  in Mexico  City where
                                             its operating  offices are located,
                                             for  $667,445   (6,915,600  Mexican
                                             Pesos)    consideration     applied
                                             against the amounts due Telmex.

                                    (2)      Provo  relinquished  its  rights to
                                             Telmex    of    certain    of   its
                                             non-revenue  generating real estate
                                             properties,        "Rancho       la
                                             Providencia",  described in Note 2,
                                             in  exchange  for a portion  of the
                                             balance  due to Telmex at  December
                                             31,   2002   in   the   amount   of
                                             $3,834,934    (39,734,904   Mexican
                                             Pesos).

                                    (3)      The remaining balance of $7,787,870
                                             (80,312,406   Mexican   Pesos)  was
                                             restructured as follows:

                                        a.   $3,878,788    (40,000,000   Mexican
                                             Pesos),   due  and  payable  on  or
                                             before  September 9, 2003;  bearing
                                             interest at TIIE times 1.3.

                                         b.  $3,909,082    (40,312,406   Mexican
                                             Pesos),  is  payable  in  54  equal
                                             monthly  payments,  due and payable
                                             by Provo to  Telmex  commencing  on
                                             July 10, 2003 with a final due date
                                             on  January   10,   2008,   bearing
                                             interest at TIIE times 1.3.

                                    (4)      Should  Provo  default on  payment,
                                             the outstanding  balance would bear
                                             default interest at TIIE multiplied
                                             by 1.8.  In the case of  default by
                                             Provo,     Telmex     may    demand
                                             acceleration   of  the  outstanding
                                             balance.

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================


                                    At December 31, 2002, the applicable TIIE interest rate, payable by Provo, was 7.57% per annum.

6. NOTES PAYABLE                    Notes payable consisted of the following at
                                    December 31:

                                                                                              2002            2001
                                    --------------------------------------------------------------------------------
                                    Provo
                                        BBVA Bancomer, S.A. (1)                          $ 387,879       $ 437,527
                                        BBVA Bancomer, S.A. (2)                            581,818         656,290
                                        BBVA Bancomer, S.A. (3)                            581,818         656,290
                                    ProvoDF
                                        SCOTIABANK Inverlat, S.A. (4)                      387,879         546,908
                                    --------------------------------------------------------------------------------
                                    Total notes payable                                  1,939,394       2,297,015
                                    Less short-term                                       (562,424)     (1,093,817)
                                    --------------------------------------------------------------------------------
                                    Long-term bank loans                                $1,376,970     $ 1,203,198
                                    --------------------------------------------------------------------------------

                                    (1)      An  available   revolving  line  of
                                             credit   of   $387,879   (4,000,000
                                             Mexican  Pesos) from BBVA Bancomer,
                                             S.A.  secured by real estate of the
                                             majority  shareholder's family. The
                                             interest   rate  on  this  line  of
                                             credit is TIIE plus 4%  (12.53%  at
                                             December  31,  2002).  The  line of
                                             credit   is    available    through
                                             September  2005 with  proceeds  due
                                             and payable 90 days after the funds
                                             are received.

                                    (2)      An  available   revolving  line  of
                                             credit   of   $581,818   (6,000,000
                                             Mexican  Pesos) from BBVA Bancomer,
                                             S.A.  secured by real estate of the
                                             majority  shareholder's family. The
                                             interest   rate  on  this  line  of
                                             credit is TIIE plus 6%  (14.53%  at
                                             December  31,  2002).  The proceeds
                                             are due and  payable  60 days after
                                             the funds are received.

                                    (3)      A loan from BBVA Bancomer, S.A. for
                                             $581,818  (6,000,000 Mexican Pesos)
                                             secured  by  real   estate  of  the
                                             majority shareholder's family. This
                                             loan  is   payable  in  36  monthly
                                             installments,  bearing  interest at
                                             TIIE plus 4%  (12.53%  at  December
                                             31, 2002).  The last payment is due
                                             on September 24, 2005.

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================

                                    (4)      An  available   revolving  line  of
                                             credit   of   $387,879   (4,000,000
                                             Mexican   Pesos)  from   Scotiabank
                                             Inverlat,  S.A.,  secured  by  real
                                             estate     of     the      majority
                                             shareholder's  family. The interest
                                             rate on this line is TIIE plus 3.5%
                                             (12.03% at December 31, 2002).  The
                                             proceeds  are  due and  payable  60
                                             days after the funds are received.

7. TRANSACTIONS WITH               Balances with related parties are as follows:
   RELATED PARTIES

                                                                                         2002                2001
                                    --------------------------------------------------------------------------------
                                    Accounts receivable:
                                        Desarrollo Arboledas                  $             -    $        891,022
                                        Comercializadora VGI, S.A. de C.V.            584,048             693,578
                                        SAPROV                                        235,252             106,952
                                        Mr. Ventura Martinez del Rio Sr.
                                            - Majority shareholder                          -              98,443
                                        Other minority shareholders                    92,444               6,562
                                        Tarpa, S.A. de C.V.                            22,025                   -
                                    --------------------------------------------------------------------------------
                                    Total related party receivables           $       933,769    $      1,796,557
                                    --------------------------------------------------------------------------------

                                    Accounts payable:
                                        Mr. Ventura Martinez del Rio Sr.
                                            - Majority shareholder            $      (124,858)   $              -
                                        ProvoLOTO                                    (403,879)            (88,490)
                                        PRODIES                                      (580,222)           (476,421)
                                        Tarpa, S.A. de C.V.                                 -             (27,933)
                                    --------------------------------------------------------------------------------
                                    Total related party payables              $    (1,108,959)   $       (592,844)
                                    --------------------------------------------------------------------------------

                                    The  Company  has   entered   into   certain
                                    transactions   with   related   parties   as
                                    follows:

                                                                                         2002                2001
                                    --------------------------------------------------------------------------------
                                    Purchases of properties and receivables   $     2,774,199    $              -
                                    Sales of properties and receivables               194,416                   -
                                    Personnel services                             (1,599,702)         (1,745,748)
                                    Loans received                                   (984,748)           (306,462)
                                    Sales of telephone cards                          697,854             604,710
                                    Interest earned                                    49,805              53,745
                                    Other                                             (72,984)             74,041
                                    --------------------------------------------------------------------------------

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================

                                    Provo,   which  has  no  employees,   leases
                                    employee  personnel  from  a  related  party
                                    company.   Such   personnel   services   are
                                    provided  by  SAPROV,  S. C., a  partnership
                                    created  by the  officers  of  Provo  and of
                                    other  related  parties.  For the year ended
                                    December 31, 2002 and 2001,  total personnel
                                    services    expenses   of   $1,599,702   and
                                    $1,745,748 paid to SAPROV are included in general and administrative expenses in the accompanying statement of operations.

                                    In  1999,  the  Company  loaned   Desarrollo
                                    Arboledas,    a   related   party   $735,146
                                    (7,000,208 Mexican Pesos at the exchange rate prevailing as of December 31, 1999 of 9.52/$1.00). This loan accrued interest at 7% per annum, which was paid monthly. In December 2002, this loan was sold to Mr. Ventura Martinez del Rio, Sr., as a payment to Mr. Martinez del Rio for collection rights from Mr. Jose L. Alfaro Manzano (See
                                    Note 2).

                                    In December 2002, the Company  received real
                                    estate  properties,  valued at approximately
                                    $3.0   million,   from   a   customer.   The
                                    properties  were  received in  settlement of
                                    trade   payables   due  to  the  Company  of
                                    approximately  $0.2 million.  The receipt of
                                    these properties also settled  approximately
                                    $2.8 million of  indebtedness  from the same
                                    customer  to several  affiliates,  including
                                    the  Company's   majority   shareholder  and
                                    companies  owned  by that  shareholder,  for
                                    which  the   collection   rights   had  been
                                    assigned to the Company in  September  2002.
                                    In  connection  with  the  receipt  of these
                                    properties,    the    Company    transferred
                                    collection   rights   to   certain   of  its
                                    receivables,   principally   related   party
                                    receivables,  to  the  shareholder  totaling
                                    approximately   $1.9   million  and  settled
                                    existing   related  party   receivables   of
                                    approximately  $0.3 million.  As of December
                                    31, 2002, approximately $0.6 million of related party payables resulting from the September assignment of collection rights remains unsettled and is reflected in the accompanying balance sheet.

                                    The   terms   of   the   transactions   with
                                    affiliates    described    above   are   not
                                    necessarily indicative of terms that could have been obtained had the transactions been with unrelated parties.

                                    In March 2003, the Company transferred the properties described above, and additional properties owned by the Company valued at $0.9 million, to settle amounts owed by the Company under the Supplier Credit Facility totaling approximately $3.9 million (see
                                    Note 4).

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================

                                    On March 10, 2003,  the Company  purchased a
                                    rustic  property from  Inmobiliaria  Nextar,
                                    S.A. de C.V. (related party).  The price for
                                    this    transaction    was     approximately
                                    $1,592,000  (16,500,000  Mexican  Pesos)  of
                                    which approximately $1,433,000 was paid with aged accounts receivable and $159,000 in cash. Such receivables had a allowance for doubtful accounts for $109,280, when the receivables were sold, such reserve was considered as an additional paid-in capital.

8. SHAREHOLDERS' EQUITY             Common Stock:

                                    The Companies' common stock is represented by registered shares, as follows:

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================


                                                    CAPITAL STOCK (1)               TOTAL             TOTAL
DECEMBER 31,                                    FIXED           VARIABLE            2002              2001
-------------------------------------------------------------------------------------------------------------
Shares:
   Provo                                        20,000           116,200                             136,200
   ProvoDF (30% minority interest - see
     Note 10)                                    2,100             5,600            7,700              7,700
   FSProvo                                       1,000           -                                     1,000
   ProvoC                                        1,000           -                                     1,000
   PTLA                                          2,000           -                                     2,000
   TILGO (5% minority interest at
     December 31, 2002 and 2001(2))                950             8,550            9,500              9,500
   TARNOR (34% minority interest in 2002
     and 2001)                                     660                 -              660                660
-------------------------------------------------------------------------------------------------------------
TOTAL OUTSTANDING SHARES                        27,710           130,350          158,060            158,060
-------------------------------------------------------------------------------------------------------------
Par value                                                                           $6.70              $6.70
-------------------------------------------------------------------------------------------------------------
TOTAL NOMINAL VALUE                                                            $1,058,309         $1,058,309
-------------------------------------------------------------------------------------------------------------

                                    Retained earnings:


                                    The  year's  net  income is  subject  to the
                                    statutory  requirement  which states that 5%
                                    of each  year's  income must be set aside to
                                    increase the legal reserve,  until such time
                                    as  the  reserve   constitutes  20%  of  the
                                    Company's capital stock.

                                    Under  Mexico's   current  Income  Tax  Law,
                                    dividends  paid out of the Net Fiscal Profit
                                    account,    "CUFIN"   -   previously   taxed
                                    earnings, are tax-free. If any dividends are paid in excess of the balance of CUFIN, the Company must pay 35% tax multiplied by a factor of 1.5385 (34% in 2003, 33% in 2004 and 32% in 2005 and subsequent years).



------------
(1) Fixed capital stock represents shares originally authorized in the Company's by-laws and are not changed unless formally amended in the by-laws through shareholders' approval. The variable capital stock requires only shareholder approval for changes in the number of shares authorized.

(2) In September 2001, the shareholders' of the Company resolved that Mr. Ventura Martinez del Rio, Sr., the Company's majority shareholder, to increase his equity in Tilgo from 50% to 95% through an increase in capital stock, which was paid in cash by Mr. Martinez del Rio, Sr.; the minority shareholders did not participate in the capital increase.

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================


                                    In the event of a reduction in capital,  the
                                    excess  of  shareholders'  equity  over  the
                                    restated  contributions will be treated as a
                                    taxable   dividend,   in   accordance   with
                                    Mexico's current Income Tax Law.

9. INCOME TAXES                     Taxable  income   differs  from   accounting
                                    income   due   to   permanent   differences,
                                    principally on items in the income statement to reflect the effects of inflation, and to timing differences affecting accounting and taxable income in different periods.

                                    In accordance  with Mexico's  current Income
                                    Tax Law, the income tax rate is 35% for years 2001 and 2002, 34% for 2003, 33% for
                                    2004 and 32% for 2005 and subsequent years.

                                    In accordance with Mexico's Income Tax Law, tax losses are subject to restatement by inflation and may be carried forward against future taxable income over the 10 years following their generation. As of December 31, 2002, the Company's restated cumulative tax loss carryforwards were as follows:

                                    Fiscal year                  Amount            Expiration Year
                                    -----------------------------------------------------------------
                                    2001                      $ 277,571                       2011
                                    2002                         77,569                       2012
                                    -----------------------------------------------------------------
                                                              $ 355,140
                                    -----------------------------------------------------------------

                                    A reconciliation of the statutory rate to the effective income tax rate for the years ending December 31, 2002 and 2001 is as follows:

                                                                                          2002               2001
                                    --------------------------------------------------------------------------------
                                    Statutory tax rate                                   35.0%              35.0%
                                    Recognition of the effects of inflation               5.0%               5.0%
                                    Non deductible expenses                               3.0%               2.0%
                                    Net effect of variance of inventories                 6.0%               5.0%
                                    Utilization of tax loss carryforwards               (22.0%)              (21%)
                                    --------------------------------------------------------------------------------
                                    Effective income tax rate                            27.0%              26.0%
                                    --------------------------------------------------------------------------------

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================

                                    The provision for income tax for the years ended December 31, 2002 and 2001 is as follows:

                                                                                         2002                2001
                                    --------------------------------------------------------------------------------
                                    Current                                  $        229,595    $        240,869
                                    Deferred                                          (81,200)             50,196
                                    --------------------------------------------------------------------------------
                                    Total                                    $        148,395    $        291,065
                                    --------------------------------------------------------------------------------

                                    The  determination  of deferred income taxes
                                    was made through the assets and  liabilities
                                    method,  which  recognizes  the  income  tax
                                    effects  of  the  differences  in  bases  of
                                    assets  and  liabilities  between  financial
                                    accounting  and accounting for tax reporting
                                    purposes.  The tax  rates  used  to  compute
                                    deferred    taxes   on    those    temporary
                                    differences  are the rates expected to apply
                                    when  such   differences  are  recovered  or
                                    settled. The deferred taxes resulting from such timing differences at December 31, 2002 and 2001 are as follows:

                                                                                         2002                2001
                                    --------------------------------------------------------------------------------
                                    Deferred income taxes current:
                                       Inventories                            $      (825,696)   $       (874,772)
                                       Allowance for bad debts                        119,435              93,687
                                    --------------------------------------------------------------------------------
                                        Current liability income tax                 (706,261)           (781,085)
                                    --------------------------------------------------------------------------------
                                    Long-term deferred income tax
                                       liability
                                       Property and equipment                         147,240             135,073
                                       Tax loss carryforward                          113,643             119,434
                                    --------------------------------------------------------------------------------
                                         Total long-term deferred tax                 260,883             254,507
                                    --------------------------------------------------------------------------------
                                                                              $      (445,378)   $       (526,578)
                                    --------------------------------------------------------------------------------

                                    In accordance with Mexico's Income Tax Law, if, in any given year, the Company is subject to tax on assets in excess of the amount of income tax payable, this excess may be used to offset income taxes payable in excess of tax on assets payable in any of the ten years following such year. As of December 31, 2002, the Company did not have any excess of tax on assets.

                                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.
                                                        AND AFFILIATED COMPANIES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================


10. COMMITMENTS AND                 The   Company    maintains    Mexican   Peso
    CONTINGENCIES                   denominated  operating  leases on  buildings
                                    and transportation equipment. The Company recorded leasing expenses of $141,038 and $187,001 in 2002 and 2001. The schedule of estimated future minimum lease payments is as follows:

                                                                           2002
                                    --------------------------------------------
                                    2003                            $   148,090
                                    2004                                154,014
                                    2005                                158,634
                                    2006                                163,393
                                    2007 and thereafter                 168,295
                                    --------------------------------------------

                                                                    $   792,426
                                    --------------------------------------------

11. SUBSEQUENT EVENTS               On  April  3,  2003,  all of  the  Company's
                                    common   stock  was  acquired  by  Frontline
                                    Communications  Corporation,  a U.S.  public
                                    company, pursuant to the terms of an Amended
                                    and Restated Stock  Purchase  Agreement (the
                                    "Agreement").   Under  the   Agreement,   in
                                    consideration   for  the  Company's  shares,
                                    Provo received 220,000 shares of Frontline's
                                    Series C Convertible  Preferred  Stock.  The
                                    preferred   shares  are  convertible  to  33
                                    million shares of  Frontline's  common stock
                                    upon   approval   of   certain   actions  by
                                    Frontline's  shareholders.  Upon conversion,
                                    Provo   will   own   approximately   66%  of
                                    Frontline's common stock. Accordingly, the transaction will be accounted for as a reverse acquisition in which the Company will be the acquiror for financial reporting purposes.

                                    In the event  Frontline  does not obtain the
                                    required    shareholder     approvals    for
                                    conversion  of the  Preferred C shares prior
                                    to July 18, 2003, the consideration  paid to
                                    Provo will be increased  by $20 million,  in
                                    the   form  of  a   promissory   note   from
                                    Frontline.

                                    On  June  2,  2003,   Provo   purchased  the
                                    minority interest owners' shares of the Comercializadora Tarnor, S.A. de C.V. and of the Provecciones y Ventas Organizadas del DF, S.A. de C.V. capital stock from the respective minority shareholder. With this purchase, Provo obtained control of 100% of the shares of TARNOR and of ProvoDF.

                 Proyecciones y Ventas Organizadas, S.A. de C.V
                                      and
                      Frontline Communications Corporation

               Unaudited Pro Forma Combined Financial Information


         On April 3, 2003 (the "Closing Date"), the Registrant ("Frontline") completed the acquisition (the "Acquisition") of all of the issued and outstanding stock of Proyecciones y Ventas Organizadas, S.A. de C.V., a corporation organized under the laws of the Republic of Mexico ("Provo"). The acquisition was consummated pursuant to the terms and provisions of an Amended and Restated Stock Purchase Agreement dated April 3, 2003 (the "Agreement") among Frontline, Provo and Ventura Martinez del Rio Requejo ("Requejo") and Ventura Martinez del Rio Arrangoiz ("Arrangoiz") ( Requejo and Arrangoiz are collectively referred to as the "Sellers").

         As a consideration for the stock in Provo, Frontline issued to the Sellers a total of 220,000 shares of Frontline's Series C Convertible Preferred Stock (the "Series C Preferred"). Each share of Series C Preferred automatically converts to 150 shares of common stock of Frontline upon receipt of the approval of Frontline's stockholders (the "Requisite Approvals") of (i) the issuance of shares of common stock upon the conversion of the Series C Preferred; (ii) an increase in Frontline's authorized common stock to 75 million; and (iii) a 1 for
1.5 share reverse split of Frontline's common stock. If the Requisite Approvals are obtained, Frontline will issue 33 million shares of common stock (before giving effect to the proposed reverse split) (the "Conversion Shares") to the Sellers and a change of control of Frontline will occur. Upon conversion of the Series C Preferred, the Sellers will own approximately 66% of the common stock of Frontline. In the event Frontline shareholders do not approve the conversion of Series C Preferred into Frontline's common stock, Frontline will be obligated to pay $20,000,000 to the Series C Preferred Stockholders.

         In connection with the Acquisition, Frontline issued to 18 individuals an aggregate of 35,500 shares of Series D Convertible Preferred Stock ( the "Series D Preferred"), including 27,500 shares to officers and employees and 8,000 shares to brokers and finders. Each share of Series D Preferred is convertible into 150 shares of common stock upon receipt of the Requisite Approvals.

         The following unaudited pro forma combined condensed financial information sets forth certain historical financial information of Frontline and Provo on an unaudited pro forma basis after giving effect to the Acquisition as a "reverse acquisition" with Provo as the acquirer of Frontline for accounting purposes (see Note1 to the unaudited pro forma combined condensed financial information). The acquisition will be accounted for using the purchase method of accounting, and accordingly, the purchase price will be allocated to tangible and intangible assets of Frontline acquired and the liabilities of Frontline assumed, on the basis of their fair values as of the acquisition date.

         The balance sheets of Provo and Frontline at December 31, 2002 have been combined as if the Acquisition had occurred on December 31, 2002. For purposes of pro forma information, the Provo and the Frontline statements of operations for the year ended December 31, 2002 have been combined as if the Acquisition had occurred on January 1, 2002.

         The unaudited pro forma combined condensed financial information has been included as required and allowed by the rules of the Commission and is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have actually occurred had the Acquisition been completed at the beginning of the periods or on the dates indicted, nor is it necessarily indicative of future financial position or operating results.

         The allocation of the purchase price reflected in the unaudited pro forma combined condensed financial information is preliminary. The actual purchase price allocation to reflect the fair values of assets acquired and liabilities assumed will be based upon the combined organization management's evaluation of such assets and liabilities upon completion of the Acquisition. Accordingly, the adjustments included herein may change based upon the final allocation of the purchase price, as adjusted to reflect the actual assets and liabilities at the date upon which the Acquisition is completed, stock values and transaction costs incurred. That allocation may differ significantly from preliminary allocation included herein.

    UNAUDITED   PRO FORMA COMBINED BALANCE SHEET
    DECEMBER 31, 2002

                                                                 Historical             Pro forma               Pro forma

                                                               Provo       Frontline    Adjustments     Note    Combined
                                                            ------------   -----------  ------------ --------- ------------
   ASSETS
    Current:
       Cash and cash equivalents                               $293,594      $208,502                             $502,096
       Accounts receivable:
         Trade, net of allowance for doubtful accounts        8,139,834       212,397                            8,352,231
         Related parties                                        933,769                                            933,769
         Other                                                  374,813                                            374,813

                                                            ------------   -----------                         ------------
                                  Total accounts receivable   9,448,416       212,397                            9,660,813

      Value-added tax recoverable                               635,276                                            635,276
      Inventory                                               2,273,682                                          2,273,682
      Prepaid expenses                                          636,398        57,778                              694,176
      Real estate held for sale                               3,724,145                                          3,724,145

                                                            ------------   -----------                         ------------
                                       Total current assets  17,011,511       478,677                           17,490,188

    Real estate held for sale                                   422,566                                            422,566
    Property and equipment, net                                 632,472       671,013                            1,303,485
    Deferred income taxes                                       260,883                                            260,883
    Costs in excess on net assets acquired, goodwill                                      4,237,824         2    4,237,824
    Other assets                                                170,319       108,877                              279,196

                                                            ------------   -----------  ------------           ------------
                                                            $18,497,751    $1,258,567    $4,237,824            $23,994,142
                                                            ============   ===========  ============           ============

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Current maturities of long-term debt                       $562,424       940,202                            1,502,626
    Payable under supplier credit facility                    9,243,672                                          9,243,672
    Related parties                                           1,114,197                                          1,114,197
    Accounts payable and accrued expenses                       220,219     1,669,459      (250,000)        2    1,639,678
    Income taxes payable                                        165,379                                            165,379
    Deferred taxes                                              706,261                                            706,261
    Deferred revenue                                                          524,738                              524,738
                                                            ------------   -----------  ------------           ------------
                                  Total current liabilities  12,012,152     3,134,399      (250,000)            14,896,551


    Long-term debt, less current maturities                   1,376,970       153,120                            1,530,090
    Payable under supplier  credit facility, less
      current maturities                                      2,606,055                                          2,606,055
                                                            ------------   -----------  ------------           ------------
                                       Total long-term debt   3,983,025       153,120             0              4,136,145

                                                            ------------   -----------  ------------           ------------
                                          Total liabilities  15,995,177     3,287,519      (250,000)            19,032,696

    Minority Interest                                            92,556                                             92,556

    Stockholder's Equity (deficiency)
    Preferred stock                                                             4,964        (4,964)        3
    Common stock                                                               99,404       233,618         3      333,022
    Additional paid in capital                                1,058,309    36,204,292   (32,456,404)        3    4,806,197
    Retained earning ( accumulated deficit)                   1,496,593    (37,466,196)  37,466,196         3      745,971

(750,622) 4
    Accumulated other comprehensive loss                       (144,884)                                          (144,884)
    Treasury stock, at cost                                                  (871,416)                            (871,416)

                                                            ------------   -----------  ------------           ------------
    Total stockholders' equity                                2,410,018    (2,028,952)    4,487,824              4,868,890

                                                            ------------   -----------  ------------           ------------
                                                            $18,497,751    $1,258,567    $4,237,824            $23,994,142
                                                            ============   ===========  ============           ============

PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002
(Unaudited)

                                                                                      ProtFormal                Pro Forma
                                                            Provo       Frontline     Adjustments    Note       Combined
                                                        --------------  -----------  ------------- ---------  --------------

Revenues                                                 $101,550,659   $5,047,098                             $106,597,757

Costs and expenses:
      Cost of revenues                                     96,866,869    2,493,337                               99,360,206
      Selling, general and administrative                   3,615,701    2,446,816                                6,062,517
      Depreciation and amortization                            89,727      745,135                                  834,862
      Non-cash compensation charge                                          58,500        750,622     4             809,122
                                                        --------------  -----------  -------------            --------------
                                                          100,572,297    5,743,788        750,622               107,066,707
                                                        --------------  -----------  -------------            --------------
Loss from operations                                          978,362     (696,690)      (750,622)                 (468,950)

Other income (expense):
   Interest expense                                          (419,347)     (95,417)                                (514,764)
   Interest income                                             97,256        7,796                                  105,052
   Other income (expense)                                      69,881       (3,214)                                  66,667

                                                        --------------  -----------  -------------            --------------
Net income (loss) before income tax and minority interest     726,152     (787,525)      (750,622)                 (811,995)
                                                        --------------  -----------  -------------            --------------

Income tax                                                    148,395                                               148,395

                                                        --------------  -----------  -------------            --------------
Income ( loss) before minority interest                       577,757     (787,525)      (750,622)                 (960,390)

Minority interest                                             149,280                                               149,280

                                                        --------------  -----------  -------------            --------------
Net income (loss)                                             428,477     (787,525)      (750,622)               (1,109,670)
                                                        --------------  -----------  -------------            --------------

Preferred dividends                                                        297,867       (297,867)    5

                                                        --------------  -----------  -------------            --------------
Net loss applicable to common shareholders                   $428,477  ($1,085,392)     ($452,755)              ($1,109,670)
                                                        ==============  ===========  =============            ==============

Loss per common share-basic and diluted                                     ($0.12)                                  ($0.03)
                                                                        ===========                           ==============

Weighted average number of  common shares
   outstanding- basic and diluted                                        9,119,533                    6          32,754,964
                                                                        ===========                           ==============

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

1.       The Acquisition

         The Acquisition will be treated as a reverse acquisition, pursuant to which, Provo is treated as the acquirer of Frontline for financial reporting purposes. Under this method, the purchase price for accounting purposes is established using the fair market value of 10,982,885 shares of outstanding (as of March 31, 2003) Frontline's common stock valued at $0.204, which represents the average quoted market price of Frontline's stock during the time the Acquisition was signed and announced. Outstanding shares of Frontline include assumed conversion of 496,445 shares of series B Convertible Redeemable preferred stock into 1,687,913 shares of common stock.

         Fair value of Frontline common stock, including assumed
              Conversion of Series B Convertible preferred stock      $2,240,509

          Acquisition related costs. Fair value of 1,200,000 shares of Frontline common stock to be issued upon conversion 8,000 shares of Series D Preferred issued to brokers and finders 218,363

                                                                      ----------
              Total purchase price                                    $2,458,872
                                                                      ==========

2. The fair values of Frontline's assets and liabilities have been estimated for the purpose of allocating the purchase price of the deemed acquisition. The significant adjustments comprising the purchase price allocation are as follows:

         Book value of Frontline's assets at December 31, 2002       $1,258,567
         Book value of Frontline's liabilities at December 31, 2002  (3,287,519)
         Fair value adjustments to accounts payable                     250,000
         Goodwill, costs in excess of net assets acquired             4,237,824
                                                                    -----------
         Total purchase price                                        $2,458,872
                                                                    ===========

         The allocation of the purchase price is preliminary. The actual purchase price allocation to reflect the fair values of assets acquired and liabilities assumed will be based upon the combined organization's management evaluation of such assets and liabilities upon completion of the Acquisition. Accordingly, the adjustments included herein will change based upon the final allocation of the purchase price, as adjusted to reflect the actual assets and liabilities at the date upon which the Acquisition is completed, stock values and transaction costs incurred. That allocation may differ significantly from preliminary allocation included herein.

         Provo has adopted the Statement of Financial Accounting Standard No. 142, " Goodwill and Other Intangible Assets" ("SFAS No. 142"). In accordance with the statement, goodwill associated with this transaction will not be amortized, but will be periodically assessed for impairment. Such an assessment will be at least on an annual basis.

3. Reflects the par value of the issued stock of Frontline after giving effect to 33,000,000 shares of common stock to be issued upon conversion of 220,000 shares of Series C Preferred issued to the Sellers in the reverse acquisition; 1,200,000 shares of common stock to be issued upon conversion of 8,000 shares of Series D Preferred issued to brokers and finders; 4,125,000 shares of common stock to be issued upon conversion of 27,500 shares of Series D Preferred issued to certain officers and employees and 1,687,913 shares of common stock issued upon the assumed conversion of 496,445 shares of series B Convertible Redeemable preferred stock. As a result, issued shares of 9,940,424 (9,294,972 outstanding) at December 31, 2002 results in post acquisition issued shares of 49,953,337 (49,307,885 outstanding) on a pre-split basis. Adjusting for a proposed 1 for 1.5 share reverse split of Frontline's common stock results in issued shares of 33,302,225 (32,871,923 outstanding) on a post-split basis. In addition, this pro forma adjustment records the effect of noncash compensation (see Note
         4) and eliminates the applicable Frontline equity accounts and reflects the retained earning of Provo, the accounting acquirer.


4. Too record noncash compensation based on the fair value of 4,125,000 shares of common stock to be issued upon conversion of 27,500 shares of Series D Preferred issued to certain officers and employees.

5. To eliminate the dividends on series B Convertible Redeemable preferred stock pursuant to the assumed conversion of them into shares of common stock.

6.       The  weighted   average  number  of  shares  have  been  adjusted  for;
         33,000,000 shares of common stock to be issued upon conversion of 220,000 shares of Series C Preferred issued to the Sellers in the reverse acquisition; 1,200,000 shares common stock to be issued upon conversion of 8,000 shares of Series D Preferred issued to brokers and finders; 1,687,913 shares of common stock issued upon the assumed conversion of 496,445 shares of series B Convertible Redeemable preferred stock and 4,125,000 shares of common stock to be issued upon the conversion of 27,500 shares of Series D Preferred issued to certain officers and employees. In addition, this pro forma adjustment records the effect of a proposed 1 for 1.5 share reverse split of Frontline's common stock.